Exhibit 99.1

The Michaels Companies Announces Third Quarter Fiscal 2014 Financial Results

•            Total net sales increased 1.1%

•            Operating income increased 5.2%; diluted EPS increased 19.2% to $0.31

•            Raises fiscal 2014 adjusted EPS guidance to $1.42-$1.44, net sales growth to 3.0-3.3%

IRVING, Texas, November 20, 2014 — The Michaels Companies, Inc. (NASDAQ: MIK) today announced financial results for the quarter ended November 1, 2014.

For the quarter ended November 1, 2014:

•                  Net sales increased by 1.1% to $1.13 billion from $1.12 billion in the third quarter of fiscal 2013; comparable store sales decreased by 0.8% or down 0.2% on a constant currency basis. This anniversaries the comparable store sales increase of 7.9% in the third quarter of fiscal 2013, which was significantly impacted by the success of the Rainbow Loom® product.

•                  Gross profit decreased 50 basis points to 40.0% of net sales compared to 40.5% of net sales in the third quarter of fiscal 2013. The decline was driven by slightly lower product margins, higher occupancy costs, and investments in e-commerce, partially offset by favorable shrink and damage costs.

•                  Selling, general and administrative expense, including share-based compensation, related party and store pre-opening costs (“SG&A”) as a percent of net sales decreased 100 basis points to 27.4% versus 28.4% during the third quarter last year.  SG&A decreased $8 million to $310 million compared to $318 million in the third quarter of fiscal 2013 due to $7 million lower performance based compensation and payroll taxes partially offset by increased advertising and new store payroll.

•                  Operating income grew 5.2% to $142 million from $135 million in the third quarter of fiscal 2013.  As a percent of net sales, operating income increased 50 basis points to 12.6%.

•                  Interest expense decreased to $41 million from $62 million in the third quarter of fiscal 2013 due to the debt refinancing and the pay down of $439 million of the 7.50%/8.25% PIK Toggle Notes from proceeds of the Initial Public Offering (IPO) during the second quarter of fiscal 2014.

•                  The effective tax rate was 36.0% for the third quarter of fiscal 2014 compared to 35.6% for the third quarter of fiscal 2013.  This was lower than the expected 37.5% effective tax rate due to higher tax credits recognized in the third quarter fiscal 2014.

•                  Net income increased 36.2% to $64 million in the third quarter of fiscal 2014 compared to $47 million in the same quarter last year.  In the third quarter of fiscal 2014, diluted earnings per share increased 19.2% to $0.31 from diluted earnings per share of $0.26 in the third quarter of fiscal 2013.

•                  Adjusted net income, which excludes related party/sponsor fees and reflects the future interest expense based on the Company’s debt refinancing (“adjusted net income”) grew 16.4% to $64 million compared to $55 million for the third quarter of fiscal 2013.  Diluted adjusted earnings per share increased 14.8% to $0.31 compared to $0.27 in the third quarter of fiscal 2013.

•                  The Company opened 19 new Michaels stores, relocated three Michaels stores, opened 5 new Aaron Brothers stores and closed one Aaron Brothers store during the third quarter of fiscal 2014, compared with 19 new Michaels stores, six Michaels relocations and one Michaels closure in the third quarter of 2013. At the end of the third quarter, the Company operated 1,166 Michaels stores and 121 Aaron Brothers stores.

Balance sheet highlights as of November 1, 2014:

•                  The Company ended the third quarter with $194 million in cash, $3.34 billion in debt and approximately $588 million in availability under its asset-based revolving credit facility.

•                  Inventory at the end of the quarter was $1.12 billion.  Average Michaels inventory on a per store basis, inclusive of distribution centers and inventory for our e-commerce site was $923,000 compared to last year’s balance of $951,000.  For the end of 2014 and into next year, to support our strategies, we expect average inventory per store to approximate 2013 levels.

Chuck Rubin, Chief Executive Officer, stated, “We are very pleased with our third quarter sales and earnings as our customers responded to our improved shopping environment, great exclusive product and compelling marketing events. As we look to the fourth quarter we are well positioned to make further progress on these initiatives and deliver to our customers an exciting in-store and on-line shopping experience.”

Fiscal 2014 Outlook:

The Company expects adjusted earnings per share of $1.42 to $1.44 for full year fiscal 2014. This guidance is based on opening two Michaels stores in the last quarter of fiscal 2014, total annual net sales growth of 3.0% to 3.3% and adjusted operating income of $648 to $655 million. This implies for the fourth quarter net sales growth of 1.3% to 2.3%, operating income of $278 to $285 million and earnings per share of $0.71 to $0.73 which includes the timing shift of $7 million in performance based compensation and payroll taxes from third quarter to the fourth quarter and the $6.4 million charge for the redemption of the previously announced $180 million in principal of the 7.50%/8.25% PIK Toggle Notes on December 10, 2014.  Annual adjusted interest expense, reflective of the note redemption, is forecasted to be $173 million which is $3 million lower than previous estimates. The effective tax rate is expected to be approximately 39% for the full fiscal year 2014 and the effective tax rate to use for the adjusted net income calculation is 38%.  The adjusted diluted weighted average shares for calculating adjusted earnings per share are anticipated to be 207 million for the full fiscal year 2014.

Conference Call Information:

A conference call to discuss third quarter fiscal 2014 financial results is scheduled for today, November 20, 2014, at 8:00 am Central Time. Investors and analysts interested in participating in the call are invited to dial (877) 303-9132, conference ID# 13430540, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investors.michaels.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.  Additionally, a telephone replay will be available until November 27, 2014 by dialing (855) 859-2056, conference ID# 13430540.

Non-GAAP Information:

This press release includes non-GAAP measures including Adjusted EBITDA, operating income excluding IPO and related party/sponsor expenses (“Adjusted operating income,”) net income excluding IPO, related party/sponsor fees and refinancing expenses (“Adjusted net income,”) weighted average shares outstanding assuming the IPO shares had been outstanding the entire period (“Adjusted shares outstanding”) and earnings per share excluding IPO, related party/sponsor fees, refinancing expenses and including adjusted shares outstanding (“Adjusted earnings per share.”)  The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2014 diluted earnings per common share and actual results on a comparable basis with its quarterly and fiscal year 2013 results.  In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This news release includes forward-looking statements which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “imply,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the effect of economic uncertainty, risks associated with our substantial outstanding indebtedness of $3.3 billion, changes in customer demand, risks relating to our failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information, increased competition including internet-based competition from other retailers, risks relating to our reliance on foreign suppliers, risks relating to how well we manage our business, risks related to our ability to open new stores and increase comparable store sales growth, damage to the reputation of the Michaels brand or our private and exclusive brands, and events that may affect our financial operations in the fourth quarter. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Registration Statement on Form S-1 which was declared effective by the Securities and Exchange Commission (“SEC”) on June 26, 2014, which is available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About The Michaels Companies, Inc.:

The Michaels Companies, Inc. is North America’s largest specialty retailer of arts and crafts. As of November 1, 2014, the Company owns and operates 1,166 Michaels stores in 49 states and Canada and 121 Aaron Brothers stores, and produces 11 exclusive private brands including Recollections®, Studio Decor®, Bead Landing®, Creatology®, Ashland®, Celebrate It®, Art Minds®, Artist’s Loft®, Craft Smart®, Loops & Threads® and Imagin8®.

Investor:

ICR, Inc.

Farah Soi/Anne Rakunas

203.682.8200

Farah.Soi@icrinc.com/Anne.Rakunas@icrinc.com

or

Media:

ICR, Inc.

Michael Fox/Jessica Liddell

203.682.8200

Jessica.Liddell@icrinc.com

The Michaels Companies, Inc.

Consolidated Statements of Comprehensive Income

(In millions, except per share)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1,	November 2,	November 1,	November 2,
	2014	2013	2014	2013
Net sales	$1,130	$1,118	$3,130	$3,015
Cost of sales and occupancy expense	678	665	1,892	1,816
Gross profit	452	453	1,238	1,199

Selling, general, and administrative	304	309	856	835
Share-based compensation	4	4	10	15
Related party expenses	—	3	35	10
Store pre-opening costs	2	2	4	5
Operating income	142	135	333	334
Interest expense	41	62	159	154
Losses on early extinguishment of debt and refinancing costs	—	—	68	7
Other expense, net	1	—	1	1
Income before income taxes	100	73	105	172
Provision for income taxes	36	26	44	62
Net income	64	47	61	110

Other comprehensive income, net of tax:
Foreign currency translation adjustment and other	(3)	—	(2)	(2)
Comprehensive income	$61	$47	$59	$108

Earnings per share:
Basic	$0.31	$0.27	$0.32	$0.63
Diluted	$0.31	$0.26	$0.32	$0.62

Weighted average shares outstanding:
Basic	203	175	188	175
Diluted	207	179	192	179

The Michaels Companies, Inc.

Consolidated Balance Sheets

(In millions, except per share)

(Unaudited)

	November 1,	February 1,	November 2,
	2014	2014	2013
ASSETS

Current Assets:
Cash and equivalents	$194	$239	$73
Merchandise inventories	1,116	901	1,119
Prepaid expenses and other	99	95	99
Deferred income taxes	37	39	38
Income tax receivables	42	2	20
Total current assets	1,488	1,276	1,349
Property and equipment, at cost	1,546	1,600	1,570
Less accumulated depreciation and amortization	(1,169)	(1,242)	(1,217)
Property and equipment, net	377	358	353
Goodwill	94	94	94
Debt issuance costs, net	46	52	53
Deferred income taxes	24	28	29
Other assets	1	3	2
Total assets	$2,030	$1,811	$1,880

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$504	$368	$467
Accrued liabilities and other	369	411	361
Share-based compensation liability	—	—	21
Current portion of long-term debt	205	16	203
Deferred income taxes	—	1	4
Income taxes payable	1	30	—
Total current liabilities	1,079	826	1,056
Long-term debt	3,131	3,678	3,678
Deferred income taxes	1	2	2
Share-based compensation liability	—	—	28
Other liabilities	88	87	86
Total liabilities	4,299	4,593	4,850

Commitments and contingencies

Stockholders’ Deficit:
Common stock, $0.06775 par value, 350 million shares authorized; 204 million shares issued and outstanding at November 1, 2014, 175 million shares issued and outstanding at February 1, 2014, and 175 million shares issued and outstanding at November 2, 2013	14	12	12
Additional paid-in capital	549	94	32
Accumulated deficit	(2,830)	(2,888)	(3,018)
Accumulated other comprehensive (loss) income	(2)	—	4
Total stockholders’ deficit	(2,269)	(2,782)	(2,970)
Total liabilities and stockholders’ deficit	$2,030	$1,811	$1,880

The Michaels Companies, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	39 Weeks Ended
	November 1,	November 2,
	2014	2013
Cash flows from operating activities:
Net income	$61	$110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82	74
Share-based compensation	15	19
Debt issuance costs amortization	8	7
Accretion of long-term debt	—	(1)
Losses on early extinguishment of debt and refinancing costs	68	7
Changes in operating assets and liabilities:
Merchandise inventories	(217)	(254)
Prepaid expenses and other	(4)	(14)
Deferred income taxes	5	—
Other assets	(2)	—
Accounts payable	138	211
Accrued interest	(31)	(12)
Accrued liabilities and other	(17)	(21)
Income taxes	(70)	(55)
Other long-term liabilities	—	(2)
Net cash provided by operating activities	36	69

Cash flows used in investing activities:
Additions to property and equipment	(103)	(82)

Cash flows from financing activities:
Issuance of senior subordinated notes due 2020	255	—
Payments of subordinated discount notes due 2016	—	(142)
Payment of senior notes due 2018	(1,000)	—
Redemption premium on senior notes due 2018	(57)	—
Payment of PIK notes due 2018	(439)	—
Redemption premium on PIK notes due 2018	(4)	—
Issuance of PIK notes due 2018	—	800
Issuance of common stock	446	—
Borrowings on senior secured term loan facility	846	—
Payments on senior secured term loan facility	(14)	(8)
Borrowings on asset-based revolving credit facility	23	389
Payments on asset-based revolving credit facility	(23)	(203)
Payment of debt issuance costs	(11)	(16)
Payment of dividends	(1)	(767)
Change in cash overdraft	4	(9)
Payment to option holders	—	(14)
Other financing activities	(3)	—
Net cash provided by financing activities	22	30
Net change in cash and equivalents	(45)	17
Cash and equivalents at beginning of period	239	56
Cash and equivalents at end of period	$194	$73

Supplemental cash flow information:
Cash paid for interest	$183	$160
Cash paid for income taxes	$107	$115

The Michaels Companies, Inc.

Reconciliation of Adjusted EBITDA

(In millions)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1,	November 2,	November 1,	November 2,
	2014	2013	2014	2013
Net cash provided by operating activities	$160	$95	$36	$69
Depreciation and amortization	(29)	(24)	(82)	(74)
Share-based compensation	(5)	(6)	(15)	(19)
Debt issuance costs amortization	(2)	(3)	(8)	(7)
Accretion of long-term debt	—	1	—	1
Losses on early extinguishments of debt and refinancing costs	—	—	(68)	(7)
Changes in assets and liabilities	(60)	(16)	198	147
Net income	64	47	61	110
Interest expense	41	62	159	154
Provision for income taxes	36	26	44	62
Losses on early extinguishment of debt and refinancing costs	—	—	68	7
Depreciation and amortization	29	24	82	74
EBITDA (excluding losses on early extinguishment of debt and refinancing costs)	170	159	414	407
Adjustments:
Share-based compensation	5	6	15	19
Signing and retention bonuses	—	—	—	2
Management fees to Sponsors and others	—	3	35	10
Severance costs	1	1	2	2
Store pre-opening costs	2	2	4	5
Store remodel costs	1	2	4	6
Foreign currency transaction losses	1	—	1	1
Store closing costs	1	3	2	4
IPO Costs	—	—	2	—
Other	—	1	1	3
Adjusted EBITDA	$181	$177	$480	$459

The Michaels Companies, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of comprehensive income:

	13 Weeks Ended		39 Weeks Ended
	November 1,	November 2,	November 1,	November 2,
	2014	2013	2014	2013
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	60.0	59.5	60.4	60.2
Gross profit	40.0	40.5	39.6	39.8

Selling, general, and administrative	26.9	27.6	27.3	27.7
Share-based compensation	0.3	0.4	0.3	0.5
Related party expenses	—	0.3	1.1	0.3
Store pre-opening costs	0.2	0.2	0.1	0.2
Operating income	12.6	12.1	10.6	11.1
Interest expense	3.6	5.5	5.1	5.1
Losses on early extinguishment of debt and refinancing costs	—	—	2.2	0.2
Other expense, net	0.1	—	—	—
Income before income taxes	8.9	6.5	3.3	5.7
Provision for income taxes	3.2	2.3	1.4	2.1
Net income	5.7%	4.2%	1.9%	3.6%

The following table sets forth certain of our unaudited operating data:

	13 Weeks Ended		39 Weeks Ended
	November 1,	November 2,	November 1,	November 2,
	2014	2013	2014	2013
Michaels stores:
Open at beginning of period	1,147	1,119	1,136	1,099
New stores	19	19	30	40
Relocated stores opened	3	6	13	14
Closed stores	—	(1)	—	(2)
Relocated stores closed	(3)	(6)	(13)	(14)
Open at end of period	1,166	1,137	1,166	1,137

Aaron Brothers stores:
Open at beginning of period	117	122	121	125
New stores	5	—	5	2
Closed stores	(1)	—	(5)	(4)
Relocated stores closed	—	—	—	(1)
Open at end of period	121	122	121	122
Total store count at end of period	1,287	1,259	1,287	1,259

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$923	$951	$923	$951
Comparable store sales	(0.8)%	7.9%	1.9%	2.1%
Comparable store sales, at constant currency	(0.2)%	8.4%	2.5%	2.4%

(1) The calculation of average inventory per Michaels store excludes our Aaron Brothers stores.

The Michaels Companies, Inc.

Reconciliation of GAAP basis to Adjusted operating income, Adjusted net income and Adjusted earnings per share

(In millions, except per share)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Operating income	$142	$135	$333	$334
Add IPO related expenses (a)	—	—	32	—
Add back Related Party/Sponsor Fees (b)	—	3	5	10
Adjusted operating income	$142	$138	$370	$344

Net income	$64	$47	$61	$110
Add IPO related expenses (a)	—	—	32	—
Add back Related Party/Sponsor Fees (b)	—	3	5	10
Add interest savings, due to debt refinancing (c)	—	8	26	11
Add refinancing costs (d)	—	—	68	7
Less tax adjustment for above add-backs (e)	—	(3)	(45)	(10)
Adjusted net income	$64	$55	$147	$128

Weighted average shares outstanding, diluted	207	179	192	179
Add common stock issued in IPO (f)	—	28	15	28
Adjusted weighted average shares outstanding, diluted	207	207	207	207

Adjusted earnings per share, diluted:	$0.31	$0.27	$0.71	$0.62

(a)	Excludes expenses related to the initial public offering on July 2, 2014
(b)	Removes the related party/sponsor fees related to the management contract that was terminated in connection with the IPO offering
(c)

Adjusts interest expense for refinancing of debt during the second quarter of fiscal 2014, including: (i) the redemption of all outstanding Senior Notes due 2018, (ii) incremental $850M term loan, and (iii) incremental $250M Senior Subordinated Notes. Also adjusts the interest expense related to the redemption of the $439M of the PIK Toggle Notes during the second quarter of fiscal 2014 for all periods reported

(d)	Eliminates the loss on early extinguishment of debt and refinancing costs
(e)	Removes the impact of the IPO, related party/sponsor fees and debt refinancing on taxes
(f)	Reflects the number of common shares issued with the initial public offering on July 2, 2014 as if they had been available the entire period

The Michaels Companies, Inc.

Reconciliation of GAAP basis to Adjusted net income and Adjusted earnings per share

(In millions, except per share)

(Unaudited)

	Fourth Quarter 2014 Guidance		Fiscal Year 2014 Guidance
	Low	High	Low	High
Operating income	$278	$285	$611	$618
Add IPO related expenses (a)	—	—	32	32
Add back Related Party/Sponsor Fees (b)	—	—	5	5
Adjusted operating income	$278	$285	$648	$655

Net income	$147	$151	$208	$212
Add IPO related expenses (a)	—	—	32	32
Add back Related Party/Sponsor Fees (b)	—	—	5	5
Add interest savings, due to debt refinancing (c)	—	—	26	26
Add refinancing costs (d)	—	—	68	68
Less tax adjustment for above add-backs (e)	—	—	(45)	(45)
Adjusted net income	$147	$151	$294	$298

Weighted average shares outstanding, diluted	207	207	195	195
Add common stock issued in IPO (f)	—	—	12	12
Adjusted weighted average shares outstanding, diluted	207	207	207	207

Adjusted earnings per share, diluted:	$0.71	$0.73	$1.42	$1.44

(a)	Excludes expenses related to the initial public offering on July 2, 2014
(b)	Removes the related party/sponsor fees related to the management contract that was terminated in connection with the IPO offering
(c)

Adjusts interest expense for refinancing of debt during the second quarter of fiscal 2014, including: (i) the redemption of all outstanding Senior Notes due 2018, (ii) incremental $850M term loan, and (iii) incremental $250M Senior Subordinated Notes. Also adjusts the interest expense related to the redemption of the $439M of the PIK Toggle Notes during the second quarter of fiscal 2014 for all periods reported

(d)	Eliminates the loss on early extinguishment of debt and refinancing costs
(e)	Removes the impact of the IPO, related party/sponsor fees and debt refinancing on taxes
(f)	Reflects the number of common shares issued with the initial public offering on July 2, 2014 as if they had been available the entire period